UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
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FORM 8-K
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Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 12, 2015
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THERAVANCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

951 Gateway Boulevard
South San Francisco, California 94080

(650) 238-9600
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Beginning on January 12, 2014, Theravance, Inc. (Theravance) will participate in meetings with investors and analysts during the 32nd Annual J.P. Morgan Healthcare Conference in San Francisco, California. During these meetings, Theravance expects to disclose that according to information provided by GlaxoSmithKline plc (GSK) U.S. Medicare Part D coverage for BREO® ELLIPTA® is expected to increase to 76% and for ANORO® ELLIPTA® to 65% in January 2015.  BREO® is a combination of an inhaled corticosteroid, fluticasone furoate (FF) and a long-acting beta2 agonist (LABA), vilanterol (VI), administered using a dry powder inhaler, the ELLIPTA®.  ANORO® is a once-daily combination treatment comprising two bronchodilators, umeclidinium (UMEC), a long-acting muscarinic antagonist (LAMA), and VI, in a single inhaler, the ELLIPTA®.  UMEC/VI and FF/VI have been developed under the 2002 LABA collaboration between Glaxo Group Limited and Theravance.

In accordance with General Instruction B.2. of Form 8-K, this information is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Current Report on Form 8-K will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: January 12, 2015	By:	/s/ Michael W. Aguiar
Michael W. Aguiar
Chief Executive Officer